UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2010

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 29, 2010, China Agritech, Inc. (the “Company”) issued a press release announcing that in connection with the previously announced public offering of 1,243,000 shares of common stock, Rodman & Renshaw, LLC, the underwriter, exercised its over-allotment option for the issuance and sale of an additional 186,450 shares of the Company’s common stock.  The exercise of the over-allotment option brings the total number of shares sold by the Company in connection with the offering to 1,429,450 and the total gross proceeds received in connection with the offering to approximately $23.0 million.

The offering was underwritten pursuant to the terms of the underwriting agreement by and between the Company and Rodman & Renshaw, LLC, as underwriter, dated April 28, 2010, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.

On May 5, 2010 the Company issued a press release announcing the closing of the public offering. A copy of the press releases are filed herewith as Exhibit 99.1 and 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 29, 2010

99.2	Press release dated May 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: May 5, 2010	/s/ Yausing Tang
Yausing Tang
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 29, 2010

99.2	Press release dated May 5, 2010